SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   June 16, 2003

Cephalon, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Brandywine Parkway West Chester, Pennsylvania		19380
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On June 16, 2003, Cephalon, Inc. (the “Registrant”), publicly announced that Dennis L. Winger had been appointed to its Board of Directors.  A copy of the press release dated June 16, 2003 is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

On June 17, 2003, the Registrant publicly announced that it is calling for redemption on July 8, 2003, all of its 5 ¼% percent convertible subordinated notes.  The Registrant will use a portion of the proceeds of the offering of zero coupon convertible subordinated notes, which closed on June 11, 2003, to pay the redemption price for the notes.  Copies of the press release and notice of redemption issued by the Registrant on June 17, 2003, are filed herewith as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)                        Financial Statements of Business Acquired:   Not applicable

(b)                       Pro Forma Financial Information:   Not applicable

(c)                        Exhibits

Number	Description
99.1	Press Release dated June 16, 2003 — Cephalon Appoints Dennis L. Winger to Board of Directors

99.2	Press Release dated June 17, 200 – Cephalon Calls for Redemption of 5 ¼ Percent Convertible Subordinated Notes

99.3	Notice of Redemption to the Holders of Cephalon, Inc. 5 ¼% Convertible Subordinated Notes due 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: June 17, 2003	By:	JOHN E. OSBORN
John E. Osborn
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 16, 2003 — Cephalon Appoints Dennis L. Winger to Board of Directors

99.2	Press Release dated June 17, 200 – Cephalon Calls for Redemption of 5 ¼ Percent Convertible Subordinated Notes

99.3	Notice of Redemption to the Holders of Cephalon, Inc. 5 ¼% Convertible Subordinated Notes due 2006